INVESCO TECHNOLOGY FUND                                            SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING: 3/31/2010
FILE NUMBER :      811-3826
SERIES NO.:        6

74U.    1 Number of shares outstanding (000's Omitted)
          Class A                 6,736
        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                   730
          Class C                   653
          Class Y                   103
          Investor Class         14,147
          Institutional Class        18

74V.    1 Net asset value per share (to nearest cent)
          Class A               $ 27.91

        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class B               $ 26.26
          Class C               $ 25.56
          Class Y               $ 27.74
          Investor Class        $ 27.67
          Institutional Class   $ 29.95